                                                                   EXHIBIT 10.36

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of December 23, 1996 by and between La Jolla Pharmaceutical Company, a Delaware corporation (the "COMPANY"), and Abbott Laboratories, an Illinois corporation (the "PURCHASER").

                 A. The Company and the Purchaser are parties to that certain License and Supply Agreement of even date herewith (the "LICENSE AGREEMENT") pursuant to which the Company and the Purchaser will cooperate in the development and marketing of LJP 394, the Company's drug candidate for lupus erythematosus.

                 B. The purchase by the Purchaser of capital stock from the Company as described herein is an essential inducement to the Company to enter into the License Agreement.

                 NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Company and the Purchaser hereby agree as follows:

                 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

                 "ADDITIONAL INVESTMENT RIGHT" has the meaning set forth in
Section 2(b)(i).

                 "ADDITIONAL SHARES" has the meaning set forth in Section
2(b)(i).

                 "AFFILIATE" of a party means any person or entity controlling, controlled by, or under common control with such party, whether directly or indirectly through one or more intermediaries. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

                 "BENEFICIAL OWNERSHIP" shall have the meaning provided in Rule 13d-3 under the Exchange Act.

                 "BOARD" means the board of directors of the Company.

                 "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in California or Illinois are authorized or obligated by law to be closed.

                 "COMMON STOCK" means the Company's common stock, par value $.01 per share.
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                 "EQUITY SECURITY" means any Voting Stock and any options,
warrants, convertible securities, or other rights to acquire Voting Stock, but excluding any rights issued by the Company under any stockholder rights plan that may be implemented by the Company and securities issuable upon exercise of such rights.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 "FAIR MARKET VALUE" of the Common Stock as of any date of determination means the arithmetic mean of the reported last sale price of the Common Stock regular way on each of the 20 trading days immediately preceding such date of determination or, if no such sale takes place on any of such days, the average of the reported closing bid and asked prices regular way, in each case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing sales prices, or, if there are no closing sales prices on any such days, the average of the closing bid and asked prices, in the Nasdaq Stock Market or other over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, the fair market value of the Common Stock as estimated by a nationally recognized investment banking firm selected by Purchaser and acceptable to the Company in the exercise of its reasonable discretion, which estimate shall be prepared at the expense of the Company.

                 "GOVERNMENTAL AUTHORITY" means any governmental, quasi-governmental, judicial, or regulatory agency or entity or subdivision thereof with jurisdiction over the Company or the Purchaser or any of their subsidiaries or any of the transactions contemplated by this Agreement.

                 "INITIAL SHARES" has the meaning set forth in Section 2(a).

                 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, results of operations, properties, or financial or operating condition of the Company, or the ability of the Company to perform its obligations under this Agreement or the License Agreement or consummate the transactions contemplated hereby.

                 "PURCHASER INTEREST" means, as of any date, the percentage of the Total Voting Power Beneficially Owned by the Purchaser on such date.

                 "REGISTRATION STATEMENT" means the Company's registration statement on Form S-3, Registration No. 333-04943, including all exhibits thereto and the final prospectus included therein.

                 "SEC" means the Securities and Exchange Commission.

                 "SEC REPORTS" means the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, each as filed with the SEC and including all exhibits thereto.


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                 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 "SHARES" means the Initial Shares and any and all Additional Shares purchased pursuant to this Agreement.

                 "STANDSTILL PERIOD" means the period beginning on the date of this Agreement and ending on the third anniversary of the date of this Agreement.

                 "TOTAL VOTING POWER" means, at any date, the total number of votes that may be cast in the election of directors of the Company at any meeting of stockholders of the Company held on such date assuming all shares of Voting Stock were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than Common Stock) or upon the happening of a contingency.

                 "VOTING STOCK" means Common Stock and all other securities of the Company, if any, entitled to vote generally in the election of the Board.

                 2.  SALE AND PURCHASE OF STOCK.

                 (a)  Initial Purchase.

                          (i)  Subject to Section 2(d),  the Company shall sell
and issue to the Purchaser, and the Purchaser shall purchase from the Company, One Million Fifty (1,000,050) shares of Common Stock (the "INITIAL SHARES") for an aggregate purchase price of Four Million Dollars ($4,000,000) (the "INITIAL PURCHASE PRICE"). The closing of the issuance and sale to the Purchaser of the Initial Shares (the "INITIAL CLOSING") shall occur at the Company's headquarters, or such other place as the parties may mutually agree, five Business Days after the execution and delivery of this Agreement by the Purchaser and the Company, or, if all of the conditions set forth in Section 2(d) have not been satisfied or waived as of that date, on the first Business Day thereafter that all of the conditions set forth in Section 2(d) have been satisfied or waived (the "INITIAL CLOSING DATE"). At the Initial Closing, the Purchaser shall deliver the Initial Purchase Price to the Company by wire transfer to the account specified on Schedule 1, and in exchange therefor the Company shall issue the Initial Shares to the Purchaser and deliver to the Purchaser's representative present at the Initial Closing or mail to the Purchaser, at the Purchaser's discretion, a valid stock certificate registered in the name of the Purchaser representing the Initial Shares. If the Purchaser elects to have the stock certificate mailed, the Company shall telecopy to the Purchaser a copy of such certificate concurrently with the Purchaser's delivery of the Initial Purchase Price.





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
                 (b)  Additional Purchases.

                          (i)  Subject to the limitations set forth in Section
2(b)(ii), the Company shall have the right (the "ADDITIONAL INVESTMENT RIGHT") to require the Purchaser to purchase additional shares of Common Stock ("ADDITIONAL SHARES") during the 1997 and 1998 calendar years (the "EXERCISE PERIOD"). The Company, acting in its sole discretion, may exercise the Additional Investment Right at any time and from time to time during the Exercise Period by delivering a written notice (an "EXERCISE NOTICE") to the Purchaser stating the total consideration to be paid by the Purchaser for the Additional Shares being sold pursuant to such exercise of the Additional Investment Right (an "ADDITIONAL PURCHASE PRICE") and the date (which shall be a Business Day not fewer than five Business Days or more than ten Business Days after the Purchaser's receipt of the Exercise Notice) on which the purchase and sale of the Additional Shares subject to that notice is expected to take place. Each closing of the issuance and sale to the Purchaser of Additional Shares (each an "ADDITIONAL CLOSING") shall occur at the Company's headquarters, or such other place as the parties may mutually agree, on the date specified in the applicable Exercise Notice, or, if all of the conditions set forth in
Section 2(e) have not been satisfied or waived as of that date, on the first Business Day thereafter that all of the conditions set forth in Section 2(e) have been satisfied or waived (each an "ADDITIONAL CLOSING DATE"). At each Additional Closing, the Purchaser shall deliver the Additional Purchase Price specified in the applicable Exercise Notice to the Company by wire transfer to the account specified in Schedule 1, and in exchange therefor the Company shall issue to the Company that number of Additional Shares as is determined by dividing the Additional Exercise Price delivered by the Fair Market Value of the Common Stock on such Additional Closing Date, and deliver to the Purchaser's representative present at the Additional Closing or mail to the Purchaser, at the Purchaser's discretion, a valid stock certificate registered in the name of the Purchaser representing such Additional Shares. If the Purchaser elects to have the stock certificate mailed, the Company shall telecopy to the Purchaser a copy of such certificate concurrently with the Purchaser's delivery of the Additional Purchase Price.

                          (ii)  Notwithstanding anything herein to the
contrary, each exercise of the Additional Investment Right is subject to the following limitations:

                                  (A)  The Purchaser shall not be obligated to
pay more than Four Million Dollars ($4,000,000) in aggregate Additional Purchase Price in any calendar year, except as set forth in Section 2(b)(ii)(C) and except that if any Exercise Notice delivered after October 1, 1997 and before January 1, 1998 does not result in payment by Abbott of the Additional Purchase Price specified therein because the condition to Abbott's purchase obligation set forth in Section 2(e)(i)(E) is not satisfied or waived, then the amount of such unpaid Additional Purchase Price (the "UNPAID PRICE") shall be added to the maximum aggregate Additional Purchase Price that the Purchaser may (subject to satisfaction of the applicable conditions herein, including the condition in Section 2(e)(i)(E)) be obligated to pay in the calendar year of 1998, but only if the Company delivers before March 31, 1998 an Exercise Notice or Exercise Notices specifying, in the aggregate, an Additional Purchase Price at least equal to the Unpaid Price.





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                                  (B)  In any calendar year that the Company
exercises the Additional Investment Right, the aggregate Additional Purchase Price specified in any Exercise Notice delivered in that year must be at least Two Million Dollars ($2,000,000).

                                  (C)  In no event shall the Purchaser be
required to purchase pursuant to this Section 2(b) a number of Shares that, together with the Shares then owned by the Purchaser, would exceed 19% of the then outstanding shares of Common Stock of the Company (giving effect to the issuance to Purchaser), and the number of Additional Shares to be purchased on any Additional Closing Date shall, at the Purchaser's option, be reduced by such excess number of shares, provided that the Fair Market Value of the Shares not sold to the Purchaser in 1997 as a result of any such reduction shall be added to the maximum aggregate Additional Purchase Price that the Purchaser may (subject to satisfaction of the applicable conditions herein, including the condition in Section 2(b)(ii)(C)) be obligated to pay in 1998.

                 (c) Company Discretion. The Purchaser acknowledges that exercise of the Additional Investment Right is within the Company's sole discretion, and that the Purchaser may be required to purchase Additional Shares at times when the Fair Market Value thereof is relatively high. The Purchaser has no right to purchase Additional Shares at any particular price other than as set forth in Section 2(e)(i)(E).

                 (d)      Conditions to the Purchase and Sale of the Initial
Shares.

                          (i)     Conditions to the Purchaser's Obligation.
The obligation of the Purchaser to purchase and pay for the Initial Shares shall be subject to the satisfaction (or waiver in writing by the Purchaser) on or prior to the Initial Closing Date of the following conditions.

                                  (A)      The representations and warranties
contained in Section 3 shall be true and correct in all material respects as of the Initial Closing Date, and the covenants and agreements contained herein to be performed by the Company on or prior to the Initial Closing Date shall have been performed in all material respects on or prior to the Initial Closing Date.

                                  (B)      The Company shall have entered into,
or be entering into concurrently herewith, the License Agreement.

                                  (C)      The Company shall have delivered to
the Purchaser the following documents:

                                        (1)     a certificate signed by the
Company's Chief Executive Officer, dated the Initial Closing Date, certifying that the conditions specified in Section 2(d)(i)(A) have been satisfied;

                                        (2)     certified copies of resolutions
duly adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this





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Agreement, the License Agreement, and the other transactions contemplated hereby and thereby;

                                        (3)     certified copies of the
Certificate of Incorporation and By-laws of the Company, each as in effect on the Initial Closing Date;

                                        (4)     copies of any third party and
governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated hereby.

                                  (D)      The purchase of the Initial Shares
by the Purchaser hereunder, and the performance of the transactions contemplated hereby and by the License Agreement, shall not be prohibited by any applicable law, administrative or governmental rule or regulation or order of a court of competent jurisdiction; and no action, suit or proceeding shall exist or be threatened that would prevent, restrain or condition in any material respect the consummation of the transactions contemplated hereby or by the License Agreement.

                                  (E)      All material consents and approvals
of, or filings with, any third party or Governmental Authority required in connection with the execution and delivery of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained.

                          (ii)    Conditions to the Company's Obligation.  The
obligation of the Company to issue and sell the Initial Shares shall be subject to the satisfaction (or waiver in writing by the Company) on or prior to the Initial Closing Date of the following conditions:

                                  (A)      The representations and warranties
contained in Section 4 shall be true and correct in all material respects as of the Initial Closing Date, and the covenants and agreements contained herein to be performed by the Purchaser on or prior to the Initial Closing Date shall have been performed in all material respects on or prior to the Initial Closing Date.

                                  (B)      The issuance and sale of the Initial
Shares by the Company hereunder, and the performance of the transactions contemplated hereby and by the License Agreement, shall not be prohibited by any applicable law, administrative or governmental rule or regulation or order of a court of competent jurisdiction; and no action, suit or proceeding shall exist or be threatened that would prevent, restrain or condition in any material respect the consummation of the transactions contemplated hereby or by the License Agreement.

                                  (C)      All material consents and approvals
of, or filings with, any third party or Governmental Authority required in connection with the execution and delivery of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained





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

                                  (D)      The Purchaser shall have entered
into, or be entering into concurrently herewith, the License Agreement.

                 (e)      Conditions to the Purchase and Sale of the Additional
Shares.

                          (i)     Conditions to the Purchaser's Obligation.
The obligation of the Purchaser to purchase and pay for the Additional Shares shall be subject to the satisfaction (or waiver in writing by the Purchaser) on or prior to the applicable Additional Closing Date of the following conditions:

                                  (A)      The purchase of the Additional
Shares by the Purchaser hereunder shall not be prohibited by any applicable law, administrative or governmental rule or regulation or order of a court of competent jurisdiction; and no action, suit or proceeding shall exist or be threatened that would prevent, restrain or condition in any material respect the consummation of such purchase.

                                  (B)      All material consents and approvals
of, or filings with, any third party or Governmental Authority required in connection with the purchase of the Additional Shares shall have been obtained.

                                  (C)      On and prior to the Additional
Closing Date, the License Agreement shall remain in full force and effect and no notice of termination of the License Agreement shall have been delivered by the Purchaser or the Company (and not cured or withdrawn) in accordance with the terms of the License Agreement.

                                  (D)      The Company shall have delivered to
the Purchaser a certificate signed by each of the Company's President and Chief Financial Officer, dated the date of the Exercise Notice, certifying, as of the date of the Exercise Notice, that each such officer knows of no event, condition or pending announcement that (1) has not been publicly disclosed, (2) is specifically applicable to the Company (as opposed to events, conditions or announcements likely to affect generally the market or companies similar to the Company), and (3) would reasonably be expected to have a material adverse effect on the Fair Market Value of the Common Stock.

                                  (E)      The Fair Market Value of the Common
Stock as of the applicable Additional Closing Date shall be at least $2.00 per share, provided that this condition shall not be applicable if the fact that the Fair Market Value of the Common Stock is less than $2.00 per share is attributable to (1) factors having an adverse effect on the public securities markets generally, (2) factors having an adverse effect on biotechnology or pharmaceutical stocks generally or stocks of biotechnology companies similar to the Company in terms of market capitalization, product mix or development stage or pipeline, or financial condition, or (3) any action or inaction of the Purchaser or any transaction between the Purchaser and any third party.

                          (ii)    Conditions to the Company's Obligation.  The
obligation of the Company to issue and sell the Additional Shares shall be subject to the satisfaction (or waiver





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

in writing by the Company) on or prior to the applicable Additional Closing Date of the following conditions:

                                  (A)      The representations and warranties
contained in Section 4 shall be true and correct in all material respects as of the Additional Closing Date, and the covenants and agreements contained herein to be performed by the Purchaser on or prior to the Additional Closing Date shall have been performed in all material aspects on or prior to the Additional Closing Date.

                                  (B)      The issuance and sale of the
Additional Shares by the Company hereunder shall not be prohibited by any applicable law, administrative or governmental rule or regulation or order of a court of competent jurisdiction; and no action, suit or proceeding shall exist or be threatened that would prevent, restrain or condition in any material respect the consummation of such issuance and sale.

                                  (C)      All material consents and approvals
of, or filings with, any third party or Governmental Authority required in connection with the issuance and sale of the Additional Shares shall have been obtained.

                                  (D)      On and prior to the Additional
Closing Date, the License Agreement shall remain in full force and effect and no notice of termination of the License Agreement shall have been delivered by the Purchaser or the Company (and not cured or withdrawn) in accordance with the terms of the License Agreement.

                 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

                 (a) Organization and Standing: Articles and Bylaws. The Company (i) is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, (ii) is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where such qualification, license or domestication is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (iii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all state, federal and other domestic and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (iv) has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified, licensed or domesticated, or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not reasonably be expected to have a Material Adverse Effect.

                 (b) Authorization. The Board has approved this Agreement and the License Agreement and the transactions contemplated hereby and thereby, and the Company has all requisite corporate power and authority to execute, enter into and carry out the terms and conditions of this Agreement and the License Agreement and to perform its obligations





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

hereunder and thereunder. This Agreement and the License Agreement have been duly executed and delivered by the Company and (assuming this Agreement and the License Agreement, as the case may be, constitute legal, valid, and binding obligations of the Purchaser) constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except that the enforceability of this Agreement and the License Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 (c) Capital Stock. The authorized, issued and outstanding capital stock of the Company consists solely of 32,000,000 shares of Common Stock and 8,000,000 shares of undesignated preferred stock, par value $0.01 per share, of which approximately 16,262,491 shares of Common Stock and no shares of preferred stock were issued and outstanding as of the date hereof. In addition, approximately 4,022,476 shares of Common Stock were reserved for issuance upon exercise of options and warrants outstanding as of the date hereof. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws regulating the offer, sale or issuance of securities (assuming, in the case of issuances not effected pursuant to an effective registration statement under the Securities Act, compliance with all such laws by the persons to whom such securities were issued or sold and by any transferee of such persons). No person or entity has or will have any right of first refusal or any preemptive rights in connection with the issuance of the Shares. The Shares have been duly authorized and, when delivered pursuant to this Agreement will be duly and validly issued and outstanding, fully paid and nonassessable, and free of any liens or restrictions (unless created by the Purchaser or any of its Affiliates), other than restrictions under applicable securities laws. Since the date of the final prospectus included in the Registration Statement, the Company has not granted any (i) shares of capital stock or Voting Stock of the Company, or (ii) securities of the Company convertible into or exchangeable for shares of capital stock or Voting Stock of the Company, other than options issued pursuant to the Company's 1994 Stock Incentive Plan with exercise prices equal to the fair market value of the Common Stock on the date of grant, and shares of Common Stock issued pursuant to the exercise of outstanding warrants or options. The Company does not own shares of capital stock or other equity interests in any other entity. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities.

                 (d) No Violation. Neither the execution and delivery of this Agreement and the License Agreement nor the consummation and performance of the transactions contemplated hereby and thereby will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, claim or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Certificate of Incorporation or By-Laws of the





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Company, or any law, statute, rule or regulation to which the Company or any of its properties or assets are subject, or any agreement, instrument, order, judgment or decree to which the Company or any of its properties or assets are subject except where the event or circumstance described above would not have a Material Adverse Effect.

                 (e) Reports and Financial Statements. The Company has furnished the Purchaser with copies of its Certificate of Incorporation, as amended to date, its Bylaws, as currently in effect, the Registration Statement, and the SEC Reports. The documents so furnished are true, correct and complete copies of the original documents. The Registration Statement and the SEC Reports, when filed with the Securities and Exchange Commission, complied in all material respects with all applicable federal securities laws and regulations. None of the SEC Reports or the Registration Statement, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact, or omitted when filed to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which made, not misleading. The audited financial statements of the Company included in the Registration Statement and the SEC Reports and the unaudited financial statements of the Company included in its quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company as of the dates thereof and the results of operations and changes in financial position of the Company for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). Except as set forth in the financial statements (and the footnotes thereto) included in the SEC Reports, there are no material liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, of or affecting the Company or any of its properties or assets.

                 (f) Absence of Changes. Since September 30, 1996, (i) the Company has not entered into any transaction that was not in the ordinary course of its business; and (ii) there has been no Material Adverse Effect.

                 (g) Litigation. There is no litigation, claim, action, proceeding or investigation pending against the Company or, to the knowledge of the Company, any basis therefor or threat thereof.

                 (h) Tax Matters. The Company has (i) timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns are true and correct in all material respects) and (ii) timely paid all taxes owed by it or which it is obligated to withhold from amounts owing to any employee (including, but not limited to, social security taxes), creditor or third party.

                 (i) Offering. Subject to the accuracy of the Purchaser's representations in Section 4, the offer, issuance and sale of the Shares constitute transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and the





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Company has obtained (or is exempt from the requirement to obtain) all qualifications, permits, and other consents required by all applicable U.S. state laws governing the offer, sale or issuance of securities.

                 (j) Compliance with Laws. The Company is not in violation of any applicable law or any regulation or requirement (including, but not limited to, any law, regulation or requirement governing the quality of the environment), the violation of which might have a Material Adverse Effect, and the Company has not received notice of any such violation.

                 (k) Environmental Matters. The Company has obtained all Environmental Permits and is in compliance with all Environmental Laws and Environmental Permits, except where failure to have obtained such permits or to have so complied would not result in any Material Adverse Effect. There is no civil, criminal or administrative claim, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company relating in any way to any Environmental Laws or Environmental Permits and the Company knows of no fact or circumstance (including, without limitation, any notice of potential liability) that would give rise to any such claim, suit, proceeding or investigation.

                 "Environmental Laws" mean all laws applicable to the Company relating to pollution or protection of the environment or human safety including, without limitation, laws relating to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or otherwise regulated substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic, hazardous or other regulated substances or wastes.

                 "Environmental Permits" mean all permits, licenses and authorizations required for the operation of the business of the Company under applicable Environmental Laws.

                 (l) Patents, Copyrights and Trademarks. To the Company's knowledge after due investigation, (i) the Company owns or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions and copyrights necessary for the operation of its business as now conducted and as proposed to be conducted, with no infringement of or conflict with the rights of others, except where the failure so to own or be licensed would not have a Material Adverse Effect; and (ii) there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse or unenforceability of any of its patent, trademark, copyright, trade secret or other proprietary rights and to the Company's knowledge there are no grounds for the same.

                 (m) Disclosure. This Agreement does not contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.





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

                 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and its officers, directors and agents as follows:

                 (a) Organization, Good Standing, and Qualification. The Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of Illinois, and has all necessary power and authority under applicable law to own its property and to conduct its business as now owned and conducted.

                 (b) Authority. The Purchaser has all requisite corporate power and authority to execute, enter into and carry out the terms and conditions of this Agreement and the License Agreement, and to perform its obligations hereunder and thereunder. This Agreement and the License Agreement have been duly executed and delivered by the Purchaser and (assuming this Agreement and the License Agreement, as the case may be, constitute the legal, valid, and binding obligations of the Company) constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except that the enforceability of this Agreement and the License Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 (c) No Violation. Neither the execution and delivery of this Agreement and the License Agreement nor the consummation of the transactions contemplated hereby and thereby will conflict with or result in the material breach of any term or provision of, or constitute a default under, any charter provision, bylaw, material contract, order, law or regulation to which the Purchaser or any of its Affiliates is a party or by which the Purchaser or any of its Affiliates or any of their respective material assets or properties is in any way bound or obligated.

                 (d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority having jurisdiction over the business of the Purchaser or any of its Affiliates is required in connection with the transactions contemplated by this Agreement or the License Agreement, except where failure to obtain such would not have a Material Adverse Effect.

                 (e) Brokers. No finder, broker, agent, financial advisor, or other intermediary has acted on behalf of the Purchaser or any of its Affiliates in connection with any of the transactions contemplated by this Agreement or the License Agreement or is entitled to any payment in connection herewith or therewith.

                 (f) Ownership of Voting Stock. Neither the Purchaser nor any person with whom the Purchaser is acting as a partnership, limited partnership, syndicate or other group (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding or disposing of securities issued by the Company Beneficially Owns (directly or indirectly) any Common Stock as of the date of this Agreement other than the Shares being purchased by the Purchaser hereunder.

                 (g)  Securities Matters.

                      (i) The Purchaser acknowledges that an investment in the Company involves an extremely high degree of risk and that the Purchaser may lose its entire investment in the Shares.

                      (ii) The Purchaser is acquiring the Shares without having been furnished any offering literature or prospectus specifically prepared in connection with the offer and sale of the Shares pursuant hereto. The Purchaser has received the SEC Reports and the Registration Statement and all additional information requested from the Company and acknowledges that the Company has made available to it or its advisors the opportunity to obtain additional information to evaluate the merits and risks of the purchase of the Shares. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to conduct such investigations and inquiries as the Purchaser deems appropriate for purposes of investment in the Shares pursuant to this Agreement. The Purchaser has read and understands the SEC Reports and the prospectus contained in the Registration Statement, including without limitation the "Risk Factors" section thereof, and acknowledges that the disclosures included therein constitute risks to the Purchaser in connection with the purchase of the Shares. The Purchaser has also read and understands the section of the prospectus contained in the Registration Statement entitled "Description of the Company's Securities" and understands the Company's capital structure and the substantial dilution to the Purchaser's interest in the Company that can occur upon the exercise of warrants and stock options. Without limiting the foregoing, the Purchaser acknowledges its understanding that (A) the Company will need substantial additional capital, which may be raised through sale of additional securities, thereby further diluting the Purchaser's interest in the Company, (B) the Company's drug candidate for the treatment of lupus erythematosus, LJP 394, may not prove effective in producing a sustained reduction of antibodies to double-stranded DNA and may not provide a meaningful clinical benefit, and (C) the Company's other drug candidates are at earlier stages of development and involve comparable risks.

                    (iii) The Purchaser understands that (A) the Shares are neither registered under the Securities Act nor under the securities laws of any state or foreign country, (B) the certificates evidencing the Shares will bear a legend to the effect set forth in Section 5(b) (relating to restrictions on transfer), and (C) appropriate stop transfer instructions against the Shares will be placed with the Company's transfer agent.

                      (iv) The Purchaser has expertise in evaluating and investing in companies like the Company and is able to assess the relative merits and risks of an investment in the Company and to sustain a total loss on such investment.

                      (v) The Purchaser understands that, in addition to the contractual restrictions on transfer set forth in this Agreement, the Shares cannot be offered, sold or transferred unless the Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, or such registration requirements are inapplicable, as reflected in an opinion of counsel to the Purchaser in form and substance reasonably satisfactory to the Company, in which case the Company agrees to cooperate reasonably with the Purchaser, including but not limited to, executing, acknowledging or delivering any documents which in the opinion of the Purchaser or its counsel may be reasonably necessary, appropriate or desirable in order to render such an opinion.

                      (vi) The Purchaser is purchasing the Shares for its own account, for investment, not as a nominee or agent, and not with a view to their sale or distribution.

                 5.  COVENANTS.

                 (a) SEC Reports and Other Information. As soon as available (but in any event within five days after filing with the SEC or release), the Company shall deliver to the Purchaser copies of (i) all registration statements and all special or periodic reports relating to the Company that the Company files with the SEC or with any regional or national securities exchange or quotation system and (ii) all press releases.

                 (b)  Restrictions on Transfer.

                      (i) During the Standstill Period, the Purchaser shall not offer, sell or transfer any Shares or any interest therein except as follows (provided that all such sales or transfers made during the Standstill Period, other than pursuant to Section 5(b)(i)(B) or (D), shall be subject to the Company's right of first refusal set forth in Section 5(c)):

                            (A)   to any person, entity or group approved in
writing by the Company;

                            (B)   to any Affiliate of the Purchaser, if such
Affiliate agrees in writing to hold such Shares subject to all the provisions of this Agreement and agrees to transfer such Shares to the Purchaser if it ceases to be an Affiliate of the Purchaser;

                            (C)   in response to an offer to purchase or
exchange for cash or other consideration any Voting Stock that is made by or on behalf of the Company or by another person or group not opposed by the Board within the time the Board is required, pursuant to applicable rules under the Exchange Act, to advise the Company's stockholders of the Board's position on such offer;

                            (D)   pursuant to a bona fide pledge of such Shares
to an institutional lender to secure a loan, guaranty or other financial support, provided that such lender agrees in writing to hold such Shares subject to all provisions of this Agreement; or

                            (E)   in the event of a merger or consolidation of
the Company in which the holders of Voting Stock prior to the merger or consolidation cease to hold at least a majority of the Voting Stock of the surviving entity, or pursuant to a plan of liquidation of the Company.

                      (ii) After the Standstill Period and before the fifth anniversary of the date of this Agreement, the Purchaser shall not, directly or indirectly, sell or transfer any Shares except as allowed during the Standstill Period and as follows (provided that all such sales or transfers shall be subject to the Company's right of first refusal set forth in Section 5(c)):

                            (A)   pursuant to a bona fide public offering
registered under the Securities Act, including an offering made through an underwriter or broker that takes the Shares for its own account with a view to the public distribution thereof, if the Purchaser takes and requires the underwriter or broker to take reasonable precautions to insure that such offering will not result in a sale of Beneficial Ownership of Voting Stock with aggregate voting power of five percent (5%) or more of the Total Voting Power then in effect to any single person or group;

                            (B)   into the public market pursuant to SEC Rule
144 under the Securities Act, if the Purchaser takes reasonable precautions to insure that such offering will not result in a sale by it or any underwriter, broker, or other person or entity acting on its behalf of Beneficial Ownership of Voting Stock with aggregate voting power of five percent (5%) or more of the Total Voting Power then in effect to any single person or group; or

                            (C)   in transactions not otherwise described
herein if such transactions do not result, to Purchaser's knowledge, in any single person or group having Beneficial Ownership of Voting Stock with aggregate voting power of five percent (5%) or more of the Total Voting Power then in effect or increasing its Beneficial Ownership of Voting Stock by such amount.

                    (iii) No transfer by the Purchaser of any Shares that is otherwise permissible hereunder shall be made unless (A) the Shares are registered under the Securities Act, (B) such transfer complies with the provisions of Rule 144 under the Securities Act or (C) an exemption from the registration requirements of the Securities Act is available and the Purchaser has provided to the Company (at the Purchaser's expense) an opinion of counsel to the Purchaser in form and substance reasonably satisfactory to the Company that such an exemption is available. The certificate or certificates evidencing the Shares will bear the restrictive legend set forth below. The legend imprinted on the certificates shall be removed and the Company shall issue a new certificate without such legend to the holder of such security if such security is registered under the Securities Act, the conditions for a permissible sale or transfer under Rule 144 have been complied with or in the opinion of counsel to the Purchaser reasonably satisfactory to the Company such legend is no longer required under the Securities Act.

                          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 23, 1996, BETWEEN THE ISSUER (THE

         "COMPANY") AND ABBOTT LABORATORIES, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                      (iv) The Company may give stop transfer and other instructions to its transfer agent to effect the provisions of this Section 5(b).

          (c) Company Right of First Refusal. If the Purchaser proposes to transfer any Shares at any time and from time to time before the fifth anniversary of the date of this Agreement, the Purchaser shall first give the Company written notice of its intention, describing the price and general terms of the proposed transfer and the identity of the proposed transferee, if known. The Company or its designee shall have fifteen (15) Business Days from the date of receipt of any such notice to agree to purchase all of the Shares proposed to be transferred for the price per Share and upon the general terms specified in the notice by giving written notice to the Purchaser. If the Purchaser proposes any transfer of Shares for consideration other than cash, the Company may exercise its right of first refusal and purchase such Shares for cash in an amount equal to the fair market value of the proposed non-cash consideration. If the Company does not exercise its right of first refusal, the Purchaser may transfer any Shares not purchased by the Company at the price and upon the general terms described in the notice provided to the Company, provided that if the Purchaser has not transferred such Shares within 120 days after the Company received notice of the Purchaser's intention to transfer Shares, or entered into a binding agreement within such 120-day period to transfer such Shares and transferred such Shares within 120 days of entering into such agreement, the Purchaser shall not thereafter transfer any Shares without first offering such Shares to the Company in the manner provided above.

                 (d) Proxy Solicitations. Prior to the end of the Standstill Period, neither the Purchaser nor its Affiliates shall, directly or indirectly,
(i) solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act); call, or in any way participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the Company's stockholders); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders for the approval of, one or more stockholder proposals; (ii) deposit any Voting Stock in a voting trust or subject them to any voting agreement or arrangements; (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of Exchange Act) with respect to any Voting Stock (or any securities the ownership of which would make the owner thereof a Beneficial Owner of Voting Stock); (iv) otherwise act to control or influence the Company or its management, Board, policies or affairs in a manner not specifically contemplated by this Agreement or the License Agreement, including, without limitation, (A) soliciting or proposing (other than on a non-public basis directly to the Company) to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change in control of, the Company, its Affiliates or any of their respective securities or assets, or (B) seeking Board representation or the removal of any of the Company's directors or a change in the composition or size of the Board; (v) disclose (other than non-public disclosure to the Company) any intent, purpose, plan or proposal with respect to this Agreement, the Company or its Affiliates or the Board, management, policies, affairs, securities or assets of the Company or its Affiliates that is inconsistent with this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require the Company or any of its Affiliates to make any public disclosure relating to, any such intent, purpose, plan, proposal or condition; or (vi) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing. Notwithstanding anything in the foregoing to the contrary, however, nothing in this Section 5(d) shall prohibit the Purchaser from engaging in any of the activities set forth in Section 5(d) in response and opposition to activities of the kind described in Section 5(d) initiated by any third party, provided that Purchaser shall not engage in any of the activities described in this Section 5(d) beyond the time such third party ceases such activities.

                 (e) Covenants to Bind Purchasers. Until the fifth anniversary of the date of this Agreement, the Purchaser shall cause any acquiror or acquirors (including without limitation Affiliates) to whom or which the Purchaser transfers any Shares in any transaction or series of related transactions not made through The Nasdaq National Market (or such stock exchange as may be the primary exchange upon which the Company's common stock may trade from time to time) of any interest in Voting Stock with aggregate voting power of three percent (3%) or more of the Total Voting Power then in effect to agree to be bound by subsections (b), (c), and (d) of this Section 5, and the legend required by Section 5(b)(iii) shall not be removed from such shares.

                 (f) Nasdaq Listing. The Company shall use its best efforts to keep effective the registration of the Common Stock under the Exchange Act with the SEC and maintain the listing or inclusion for quotation on the Nasdaq Stock Market of the Common Stock, and shall use its best efforts to file timely such information, documents and reports as the SEC or such other Governmental Authority may require or prescribe that the Company file in connection therewith. The Company will, at the request of the Purchaser or any of its Affiliates, advise in writing as to whether all reports required to be filed under the Exchange Act have been timely filed, and will file any other information which may be reasonably required in order to comply with Rule 144 under the Securities Act, or any other comparable rule or Securities Act exemption, as then in effect.

                 (g) Public Announcements. Neither the Purchaser nor the Company shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other, except as may be required by applicable law or by obligations pursuant to any listing agreement with a securities exchange or quotation system upon which the Purchaser's or the Company's securities are traded, provided that if either party believes that any press release or other public statement is so required, such party shall promptly notify and consult with the other party with respect thereto. Without limitation of the foregoing, the Company shall not publicly announce any exercise of the Additional Investment Right until after the Additional Closing of the purchase and sale of the Additional Shares for which the Additional Investment Right was exercised.

                 (h) Purchaser Right of First Refusal. If the Company proposes to issue or sell, at any time and from time to time before the fifth anniversary of the date of this Agreement, to any Designated Investor (as defined below), shares of Common Stock with aggregate voting power of 5% or more of the Total Voting Power (giving effect to such issuance or sale to such Designated Investor), the Company shall first give the Purchaser written notice of its intention, describing the price per share and general terms of the proposed transfer and the identity of the proposed transferee. The Purchaser or its designee shall have 15 Business Days from the date of receipt of any such notice to agree to purchase all of the shares of Common Stock proposed to be issued or sold for the price per share and upon the general terms specified in the notice by giving written notice to the Company. If the Company proposes any issuance or sale of shares of Common Stock for consideration other than cash, the Purchaser may exercise its right of first refusal and purchase such shares for cash in an amount equal to the fair market value of the proposed non-cash consideration. If the Purchaser does not exercise its right of first refusal, the Company may issue and sell the shares of Common Stock not purchased by the Purchaser at the price and upon the general terms described in the notice provided to the Purchaser, provided that if the Company has not transferred such shares within 120 days after the Purchaser received notice of the Company's intention to sell shares, or entered into a binding agreement within such 120-day period to issue and sell such shares and issued and sold such shares within 120 days after entering into such agreement, the Company shall not thereafter issue and sell any shares without first offering such shares to the Purchaser in the manner provided above. For purposes hereof, "DESIGNATED INVESTOR" means a pharmaceutical manufacturing or distribution company with operations in the field of care covering products specifically used to treat end-stage renal dialysis patients and patients with impaired renal function, such as polycystic disease, anemia, acute renal failure or glomerulonephritis, but not including renal transplantation ("RENAL CARE"). Notwithstanding the foregoing, however, the Purchaser's rights under this
Section 5(h) shall not apply in the case of a sale of stock by the Company as part of a collaborative relationship involving research, development, manufacturing or marketing activities (a "PROPOSED COLLABORATION") unless the primary focus of the Proposed Collaboration is Renal Care, in which case the Purchaser's rights under this Section 5(h) will apply only if the Purchaser, through exercise of its right of first negotiation under Section 2.5 or Section
2.6 of the License Agreement, enters into a collaborative agreement with the Company with respect to the Proposed Collaboration, in which case the Purchaser shall have the right pursuant to this Section 5(h) to purchase any stock proposed to be sold as part of that Proposed Collaboration.

                 6.       REGISTRATION RIGHTS.

                 (a)      Demand Registration Rights.

                          (i)     Demand; Obligations of the Company. At any
time and from time to time after the third anniversary of the date of this Agreement, the Purchaser may request registration of all or any part of the Registrable Securities (a "DEMAND REGISTRATION"), and the Company will use its reasonable best efforts to effect the registration of such Registrable Securities under the Securities Act (including, if so requested by the Purchaser, Rule 415 thereunder), all in accordance with the following provisions. "REGISTRABLE SECURITIES" shall mean those shares of the Company's Common Stock acquired or acquirable by the Purchaser pursuant to this Agreement, any additional shares of Common Stock or other securities which subsequently may be issued with respect to such stock as a result of a stock split or dividend or any sale, transfer, assignment or other transaction involving such Common Stock or securities and any securities into which such Common Stock or securities may thereafter be exchanged or converted as a result of merger, consolidation, recapitalization or otherwise.

                          (ii)    Company's Ability to Postpone.  The Company
shall have the ability to postpone the filing of a registration statement under this Section 6(a) for a reasonable period of time (not exceeding 60 days) if the Company furnishes the Purchaser with a certificate signed by the President of the Company stating that the Company's board of directors has determined in good faith that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets of stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which could have a Material Adverse Effect.

                          (iii)   Number of Demand Registrations.  If no
Additional Shares have been issued, the Purchaser shall be entitled to an aggregate of two Demand Registrations. If any Additional Shares have been issued, the Purchaser shall be entitled to an aggregate of three Demand Registrations.

                 (b) Demand Registration Procedures. If and whenever the Company is required under Section 6(a) to use its reasonable best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company will (except as otherwise provided in this Agreement), as expeditiously as practicable:

                          (i)     prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and remain effective for the lesser of nine months or as long as shall be necessary to complete the distribution of the Registrable Securities so registered;

                          (ii)    prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of nine months or as long as shall be necessary to complete the distribution of the Registrable Securities so registered and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement whenever the Purchaser shall desire to sell or otherwise dispose of the same;

                          (iii)   furnish to the Purchaser such numbers of
copies of a prospectus, including a preliminary prospectus and any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Purchaser;

                          (iv)    use its reasonable best efforts to register
and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request, and do any and all other acts and things reasonably requested by the Purchaser to assist such holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                          (v)     otherwise use its reasonable best efforts to
comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder with respect to the offer and sale of the Registrable Securities;

                          (vi)    use its reasonable best efforts to list such
Registrable Securities on any securities exchange (or obtain approval for trading on the Nasdaq Stock Market) on which any securities of the same class of the Company are then listed (or approved for listing), if the listing (or approval for listing) of such Registrable Securities is then permitted under the rules of such exchange (or the Nasdaq Stock Market);

                          (vii)   if so requested by the Purchaser in
connection with an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters, including, without limitation, to enter into customary representations, warranties, covenants and indemnification and contribution provisions and deliver an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form respecting such underwritten offering;

                          (viii)    notify the Purchaser promptly (i) when a
prospectus or any prospectus supplement or post-effective amendment with respect to the registration of such Registrable Securities, or any report incorporated by reference therein, has been filed, (ii) of any request by the SEC for an amendment or supplement to a registration statement or the prospectus used in connection therewith with respect to the Registrable Securities, or any report incorporated by reference therein, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities covered by such registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

                          (ix)    in the event of the issuance of a stop order
suspending the effectiveness of a registration statement with respect to the Registrable Securities or the suspension of the qualification of any of the Registrable Securities covered by such registration statement for sale in any jurisdiction, use its reasonable best efforts to obtain the withdrawal of such stop order or the lifting of such suspension at the earliest possible moment; and

                          (x)     notify the Purchaser, at any time when a
prospectus relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare and furnish to the Purchaser (and the underwriters, if any) a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (c)      Incidental Registration Rights.

                          (i)     If the Company proposes to register any of
its securities under the Securities Act (other than on Form S-4, Form S-8 or any successor forms thereto), whether in connection with a primary or secondary offering (a "PROPOSED OFFERING"), the Company shall give written notice to the Purchaser at least 30 days prior to the initial filing of the registration statement with the SEC pertaining to such Proposed Offering informing the Purchaser of its intent to file such registration statement and of the Purchaser's rights under this Section 6(c). Upon the written request of the Purchaser made within 15 days after any such notice is received by the Purchaser (which request shall specify the Registrable Securities intended to be disposed of by the Purchaser), the Company shall use its reasonable best efforts to effect the registration (an "INCIDENTAL REGISTRATION") under the Securities Act of all the Registrable Securities which the Company has been so requested to register by the Purchaser. The registration rights granted pursuant to this Section 6(c) shall be in addition to the registration rights granted pursuant to the other provisions of this Agreement. The Company further agrees, if necessary, to supplement or amend the Incidental Registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration statement or by the Securities Act or by any other rules and regulations thereunder for registration. The Purchaser shall be permitted to withdraw all of the Registrable Securities from an Incidental Registration statement at any time prior to the effective date of the Incidental Registration statement; provided, however, that any withdrawal shall be irrevocable with respect to such Incidental Registration statement. Any request by the Purchaser to include Registrable Securities pursuant to this
Section 6(c) shall not be deemed a Demand Registration.

                          (ii)    If the managing underwriter or underwriters
of a Proposed Offering delivers a written opinion to the Purchaser that the success of the Proposed Offering would be materially and adversely affected by inclusion of any or all of the Registrable Securities requested to be included, then the amount of Registrable Securities included in the Incidental Registration may in the Company's discretion be reduced to the extent (including reduction to zero) recommended by such underwriter or underwriters. Notwithstanding the foregoing, however, if securities are being offered for the account of persons other than the Company or the Purchaser, then, with respect to the Registrable Securities to be offered for the account of the Purchaser, the proportion by which the amount of such Registrable Securities intended to be offered by the Purchaser is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons is reduced.

                          (iii)   If at any time after giving written notice of
its intent to register any securities and prior to the effective date of the Incidental Registration statement filed in connection with such registration, the Company shall determine for any reason not to register any such securities or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to the Purchaser and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (B) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

                 (d)      Expenses.

                          (i)     All expenses incurred in a Demand
Registration or an Incidental Registration (or any attempted Demand Registration or Incidental Registration which does not become effective) of Registrable Securities under this Agreement shall be paid by the Company, except as set forth in Section 6(d)(iii).

                          (ii)    The expenses to be paid in connection with a
registration under Sections 6(a), 6(b) and 6(c) shall include all out-of-pocket expenses, including, without limitation, printing and photocopying expenses, fees and disbursements of counsel for the Company, accountants' fees and expenses, including expenses of any special audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, as applicable, all registration and filing fees under federal and state securities laws, fees and expenses (including fees and disbursements of counsel for the Company) of complying with the securities or blue sky laws of any jurisdictions and listing or qualification fees or other expenses (including fees and disbursements of counsel for the Company) of complying with the listing, qualification or other rules of any national securities exchange or any other self regulatory organization.

                          (iii)   Notwithstanding the foregoing provisions of
this Section 6(d), the Purchaser shall pay fees and disbursements of its own counsel and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of securities by the Purchaser pursuant to a Demand Registration or an Incidental Registration.

                 (e) Indemnification. If any Registrable Securities are included in a registration statement pursuant to a request under this Section 6:

                          (i)     Indemnity by Company.  Without limitation of
any other indemnity provided to the Purchaser, to the extent permitted by law, the Company shall indemnify and hold harmless the Purchaser, the officers and directors of the Purchaser, each underwriter (as defined in the Securities Act) for the Purchaser, and each person, if any, who controls (within the meaning of the Securities Act or Exchange Act) the Purchaser or any such underwriter, against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statements (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto); (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state blue sky or securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state blue sky or securities law, and the company shall reimburse the Purchaser, each officer or director of the Purchaser, each such underwriter for the Purchaser, and each person, if any, who controls (within the meaning of the Securities Act or Exchange Act) the Purchaser or any such underwriter for any expenses incurred by them (including reasonable fees and disbursements of counsel) in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable to the Purchaser, the officers or directors of the Purchaser, any such underwriter for the Purchaser, or any person who controls (within the meaning of the Securities Act or Exchange Act) the Purchaser or any such underwriter, in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser, any officer or director of the Purchaser, any underwriter for the Purchaser or any controlling person of the Purchaser or any such underwriter.

                          (ii)    Indemnity by the Purchaser.  In connection
with any registration statement, as applicable, in which the Purchaser is participating, the Purchaser shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus, and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person, if any, who controls the Company (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in or results from any information so furnished in writing by the Purchaser.

                          (iii)   Notice; Right to Defend.  Promptly after
receipt by an indemnified party under this Section 6(e) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this
Section 6(e) only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party other than under this Section 6(e).

                          (iv)    Contribution.  If the indemnification
provided for in this Section 6(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions or Violations which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding the foregoing, the amount the Purchaser shall be obligated to contribute pursuant to this Section 6(e)(iv) shall be limited to an amount equal to the proceeds to the Purchaser of the Common Stock sold pursuant to the registration statement, which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Purchaser has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Common Stock).

                          (v)     Survival of Indemnity.  The indemnification
provided by this Section 6(e) shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

                 (f) Rule 144. In order to permit the Purchaser to sell the Common Stock it holds, if it so desires, from time to time pursuant to Rule 144 promulgated by the SEC or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser to sell its Common Stock to the public without registration (the "RESALE RULES"), the Company shall:

          (i) comply with all rules and regulations of the SEC applicable in connection with use of the Resale Rules;

                          (ii)    make and keep adequate and current public
information available (within the meaning of the Resale Rules) at all times;

                          (iii)   file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act;

                          (iv)    furnish to the Purchaser so long as it owns
any Common Stock, forthwith upon request, (A) a written statement by the Company that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such Common Stock without registration; and

                          (v)     take any action (including cooperating with
the Purchaser to cause the transfer agent to remove any restrictive legend on certificates evidencing shares of Common Stock) as shall be reasonably requested by the Purchaser or which shall otherwise facilitate the sale of Common Stock from time to time by the Purchaser pursuant to the Resale Rules.

                 7.  TERMINATION.

                 (a) Termination Events. The Purchaser or the Company may terminate this Agreement without liability:

                          (i)     to the extent that performance thereof is
prohibited, enjoined or otherwise materially restrained by any final, non-appealable judgment, ruling, order or decree of any Governmental Authority, provided that the party seeking to terminate its obligations hereunder pursuant to this Section 7(a)(i) shall have used its best efforts to avoid and remove such prohibition, injunction, or restraint; or

                          (ii)    if the terminating party shall not have
committed a material uncured breach of any of its representations, warranties or covenants hereunder and the other party shall have breached any of its representations, warranties or covenants hereunder in any material respect, which breach in the case of a covenant is not cured within thirty (30) days after the breaching party has received notice of the terminating party's intent to terminate this Agreement pursuant to this Section 7(a)(ii).

                 (b) Effect of Termination. In the event of termination of this Agreement pursuant to Section 7(a), neither the Purchaser nor the Company shall have any obligation to perform hereunder from and after the date of such termination, except that (i) Sections 8(a) and 8(b) shall survive such termination and continue in effect, (ii) Section 5 shall survive such termination and continue in effect if the termination is for any reason other than a material breach by the Company, and (iii) no termination hereof shall relieve the Purchaser or the Company from liability for any breach of this Agreement.

                 8.  MISCELLANEOUS PROVISIONS.

                 (a) Survival of Representations and Warranties. Regardless of any party's investigations prior to the date hereof, the representations and warranties contained herein shall survive the execution and delivery hereof and the purchase and sale of the Shares and shall terminate and expire on the first anniversary of the date of this Agreement, unless on or before such first anniversary, either party has notified the other party in writing of a claim with respect to such representation or warranty in which case such representation or warranty shall survive until termination or resolution of such claim, and provided that notwithstanding the foregoing, the representations and warranties of the Purchaser set forth in Section 4(g) shall be deemed to be made by the Purchaser at the time of and in connection with each acquisition of Shares hereunder.

                 (b) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under and enforced in accordance with the laws of the State of California without regard to its conflicts-of-laws principles.

                 (c) Expenses. Except as set forth in Section 6(d), each of the parties shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement and the License Agreement, the performance of its covenants herein, and the effectuation of the transactions contemplated hereby including, without limitation, all fees and disbursements of its respective legal counsel, advisors, and accountants. Each party to this Agreement shall indemnify and hold harmless the other against any claim for fees or commissions of brokers, finders, agents, or bankers retained or purportedly retained by the indemnifying party in connection with the transactions contemplated by this Agreement and the License Agreement.

                 (d) Notices. In case of any event or circumstance giving rise to an obligation of the Purchaser or the Company to provide notice hereunder, such notice shall be delivered within the time specifically set forth herein or therein, as the case may be, or, if no such time is specified, then as promptly as practicable after becoming aware of such event or circumstance. Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, by cable, telecopy, telex or telegram (with a confirmation copy mailed as follows), by a reputable commercial delivery service, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Mailed notices shall be addressed as follows, but each party may change address by written notice in accordance with this paragraph.

                        To the Company:      La Jolla Pharmaceutical Company
                                             6455 Nancy Ridge Drive
                                             San Diego, California 92121
                                             Attention:  Chief Executive Officer
                                             Facsimile: (619) 452-6893

                        with a copy to:      Gibson, Dunn & Crutcher LLP
                                             4 Park Plaza, Suite 1800
                                             Irvine, CA 92614
                                             Facsimile: (714) 451-4220
                                             Attention:  Brian W. Copple, Esq.

                        To the Purchaser:    Abbott Laboratories
                                             Hospital Products Division
                                             Attn:  President
                                             Dept. 0960, Bldg. AP30
                                             200 Abbott Park Road
                                             Abbott Park, Illinois 60064-3500
                                             Facsimile: (847) 937-2927



                                             and

                                                Abbott Laboratories
                                                Abbott International
                                                Attn: President
                                                Dept. 06WP, Bldg. AP30
                                                200 Abbott Park Road
                                                Abbott Park, Illinois 60064-3500
                                                Facsimile: (847) 938-8325

                        with a copy to:         Abbott Laboratories
                                                General Counsel
                                                Dept. 364, Bldg AP6C
                                                100 Abbott Park Road
                                                Abbott Park, Illinois 60064-3500
                                                Facsimile: (847) 938-1206



                 (e) Waiver. Each party hereto may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of the other party hereunder, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or thereto or (iii) waive compliance by the other party with any of the agreements contained herein. No term or provision hereof shall be deemed waived and no breach hereof or thereof excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver hereunder shall apply or be construed to apply beyond its expressly stated terms. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No failure to insist upon strict performance of any term or provision of this Agreement, or to exercise any right hereunder, shall be construed as a waiver or as a relinquishment of such term, provision, or right.

                 (f) Entire Agreement. This Agreement and the License Agreement constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby and supersede all prior or contemporaneous, written or oral agreements or understandings with respect thereto. The parties acknowledge that their agreements hereunder were not procured through representations or agreements not set forth herein or therein.

                 (g) Amendment. This Agreement may be amended only to the extent permissible under applicable law and only by a written instrument executed and delivered by a duly authorized officer of each of the parties hereto.

                 (h) Severability. The provisions set forth in this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement and the application of such provision to other persons or circumstances, shall not be affected thereby, and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, provided that neither party may assign this Agreement without the written consent of the other party; provided, however, that (i) either party hereto may assign this Agreement to any person or entity with or into which such party may merge or consolidate or to whom all or substantially all of its assets or businesses may be sold and (ii) the Purchaser may assign its rights under this Agreement to any subsidiary of the Purchaser if the Purchaser remains responsible for the subsidiary's performance and liable for its breaches of this Agreement.

                 (j) Fair Construction. This Agreement shall be deemed the joint work product of the parties hereto without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

                 (k) Headings; References. Headings used in this Agreement are inserted as a matter of convenience and for reference, do not constitute a part of this Agreement for any other purpose, and shall not affect the interpretation or enforcement hereof. References herein to Sections and Schedules are, unless otherwise designated, references to the specified Section or Schedule hereof or hereto.

                 (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LA JOLLA PHARMACEUTICAL COMPANY                    ABBOTT LABORATORIES


By: /s/ Steven B. Engle                       By: /s/ Robert L. Parkinson, Jr.
   ---------------------                         -----------------------------

Name:  Steven B. Engle                        Name:  Robert L. Parkinson, Jr.

Title:  President & Chief Executive Officer   Title:  Senior Vice-President,
                                                       International Operations